Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Steel Excel Inc. Reports Fourth Quarter and Year End 2012 Financial Results and Outlook for 2013

SAN RAMON, Calif., March 11, 2013 – Steel Excel Inc. (Other OTC: SXCL) (“Steel Excel”, “SXCL” or the “Company”), which operates in two reportable segments, Steel Energy and Steel Sports, today announced operating results for the fourth quarter and year ended December 31, 2012. They are summarized in the following paragraphs. For a full discussion of the results, please see the Company's Form 10-K, which can be found at www.steelexcel.com.

Fourth Quarter Results

Steel Excel reported aggregate revenues of $26.9 million for the quarter, as compared to $1.8 million for the same period of 2011. The loss from continuing operations before tax was $0.3 million in the fourth quarter of 2012, as compared to a loss of $1.3 million in the 2011 period. The net loss for the fourth quarter of 2012 was $0.1 million, or $0.01 per diluted common share, as compared to a net loss of $1.7 million, or $0.15 per diluted common share for the same period in 2011. For the quarter, Steel Energy net revenues were $26.4 million, compared to $1.4 million in 2011, while Steel Sports had net revenues of $0.5 million, versus $0.4 million in 2011.

Twelve Month Results

For the year, Steel Excel reported net revenues of $100.1 million, as compared to $2.5 million in 2011. Income from continuing operations before tax was $6.5 million, versus a loss of $0.2 million in 2011. Net income for the year was $20.7 million or $1.71 per diluted common share, which included a net loss from discontinued operations of $1.9 million, or $0.16 per share, as compared to net income of $6.8 million, or $0.62 per diluted common share in 2011, which included net income from discontinued operations of $6.6 million, or $0.61 per share.

Steel Energy reported net revenues for the year of $97.2 million, as compared to $1.4 million the prior year. Steel Sports reported revenues of $2.9 million compared to $1.1 million in 2011.

The principal reason for the increase in revenue and net income for both the fourth quarter and full year was related to the acquisitions completed in 2012 for Steel Energy and the release of $15.1 million of a deferred tax valuation allowance as a result of acquired deferred tax liabilities.

Adjusted EBITDA

Steel Excel generated Adjusted EBITDA of $5.3 million for the fourth quarter of 2012, as compared to a loss of $1.3 million in the 2011 quarter, an improvement of $6.6 million. For the year, the Company generated Adjusted EBITDA of $22.8 million, as compared to a loss of $7.6 million in 2011, an improvement of $30.4 million. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

2013 Guidance

The Company currently anticipates, based on current information, full-year 2013 net revenues and Adjusted EBITDA in the ranges of $114 million to $127 million and $31 million to $35 million, respectively. The Company's outlook for the first quarter of 2013 is for net revenues between $24 million and $27 million and Adjusted EBITDA between $4.5 million and $5.5 million.

Financial Condition

Steel Excel’s Balance Sheet at December 31, 2012 reflected net working capital of $276.2 million, which included $270.7 million of cash and marketable securities.

The cash and marketable securities balance, net of debt, at December 31, 2012 was $257.7 million, or $21.24 per share.

Financial Summary
	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands, except per share amounts)

Net revenues	$26,915	$1,795	$100,104	$2,502

Cost of revenues	20,247	1,283	66,064	1,459

Gross margin	6,668	512	34,040	1,043

Operating expenses
Selling, general and administrative	6,965	2,094	28,031	9,554
Impairment of goodwill	192	-	192	-
Total operating expenses	7,157	2,094	28,223	9,554

Income (loss) from continuing operations	(489)	(1,582)	5,817	(8,511)

Interest and other income, net	159	244	650	8,353

Income (loss) from continuing operations before taxes	(330)	(1,338)	6,467	(158)

Benefit from (provision for) income taxes	334	(111)	15,712	226

Income (loss) from continuing operations, net of taxes	4	(1,449)	22,179	68

Income (loss) from discontinued operations, net of taxes	51	(286)	(1,935)	1,624
Gain on disposal of discontinued operations, net of taxes	-	-	-	5,005
Income (loss) from discontinued operations, net of taxes	51	(286)	(1,935)	6,629

Net income (loss)	55	(1,735)	20,244	6,697

Net income (loss) attributable to non-controlling interest in consolidated entities	131	(72)	(449)	(72)

Net income (loss) attributable to Steel Excel Inc.	$(76)	$(1,663)	$20,693	$6,769

Net income (loss) per share attributable to Steel Excel Inc.
Basic	$(0.01)	$(0.15)	$1.71	$0.62
Diluted	$(0.01)	$(0.15)	$1.71	$0.62

Shares used in computing income (loss) per share:
Basic	12,984	10,887	12,110	10,882
Diluted	13,007	10,905	12,133	10,897

Segment Results
	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands)
Net revenues
Steel Energy	$26,403	$1,417	$97,191	$1,417
Steel Sports	512	378	2,913	1,085
Total net revenues	$26,915	$1,795	$100,104	$2,502

Segment Operating income (loss):
Steel Energy	$2,287	$165	$16,836	$165
Steel Sports	(670)	(676)	(2,062)	(354)
Total segment operating income (loss)	1,617	(511)	14,774	(189)

Unallocated corporate expenses and nonoperating units	(2,106)	(1,071)	(8,957)	(8,322)

Operating income (loss)	(489)	(1,582)	5,817	(8,511)
Interest and other income, net	159	244	650	8,353

Income (loss) from continuing operations before taxes	$(330)	$(1,338)	$6,467	$(158)

Supplemental Non-GAAP Disclosures:

EBITDA Calculation
	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands, except percentages)

Reconciliation of Net Income to Adjusted EBITDA:
Net income (loss) attributable to Steel Excel Inc.	$(76)	$(1,663)	$20,693	$6,769
Non-controlling interest	131	(72)	(449)	(72)

Net income (loss)	55	(1,735)	20,244	6,697
Income (loss) from discontinued operations, net	(51)	286	1,935	(6,629)
Interest and other income, net	(159)	(244)	(650)	(8,353)
Provision for (benefit from) income taxes	(334)	111	(15,712)	(226)

Operating income (loss)	(489)	(1,582)	5,817	(8,511)
Depreciation and amortization	5,137	279	15,458	369
Stock-based compensation	631	33	1,487	523

Adjusted EBITDA	$5,279	$(1,270)	$22,762	$(7,619)

Calculation of Adjusted EBITDA Margin:
Adjusted EBITDA	$5,279	$(1,270)	$22,762	$(7,619)
Net revenues	$26,915	$1,795	$100,104	$2,502
Adjusted EBITDA Margin	19.6%		22.7%

Adjusted EBITDA Information by Segment:
Steel Energy
Adjusted EBITDA	$7,294	$309	$31,777	$309
Net revenues	$26,403	$1,417	$97,191	$1,417
Adjusted EBITDA Margin	27.6%	21.8%	32.7%	21.8%

Steel Sports
Adjusted EBITDA	$(540)	$(586)	$(1,544)	$(169)
Net revenues	$512	$378	$2,913	$1,085

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA". The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about SXCL, its business, and its financial condition. The Company defines Adjusted EBITDA as net income from continuing operations before the effects of realized and unrealized gains or losses, interest expense, taxes, depreciation and amortization, , and excludes certain non-recurring and non-cash items including stock based compensation. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting, and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized and unrealized losses, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

●	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses;

●	Adjusted EBITDA does not reflect the Company's interest expense;

●	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

●

Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

●	Adjusted EBITDA does not include stock-based compensation, and asset impairments;

●	Adjusted EBITDA does not include discontinued operations; and

●	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing SXCL.

The Company reconciles Adjusted EBITDA to income from continuing operations, net of tax, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

About Steel Excel

Steel Excel, through its two business segments, Steel Energy and Steel Sports, is committed to acquiring, strengthening and growing profitable businesses. Steel Energy provides well servicing, workover and other services to the oil and gas industry. Steel Sports is a network of branded participatory and experience-based businesses engaged in sports, training, entertainment and consumer lifestyle.

The publicly traded company is based in San Ramon, Calif., (SXCL). Website: www.steelexcel.com

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SXCL's current expectations and projections about its future results, performance, prospects, and opportunities. SXCL has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to, our ability to deploy our capital in a manner that maximizes stockholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of our net operating losses; the ability to consolidate and manage our newly acquired businesses; fluctuations in demand for our services; the hazardous nature of operations in the oilfield services industry, which could result in personal injury, property damage or damage to the environment; environmental and other health and safety laws and regulations, including those relating to climate change, and general economic conditions. Although SXCL believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2012, for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, SXCL undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact:

Michael McNamara, Director of Public and Investor Relations
212-520-2356
mmcnamara@steelpartners.com